Exhibit 99.1

The W Group, Inc.

Consolidated Financial Statements

CONTENTS

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets of The W Group, Inc. as of December 31, 2010 and 2009

Consolidated Statements of Operations of The W Group, Inc. for the years ended December 31, 2010, 2009, and 2008

Consolidated Statements of Stockholders’ Equity of The W Group, Inc. for the years ended December 31, 2010, 2009, and 2008

Consolidated Statements of Cash Flows of The W Group, Inc. for the years ended December 31, 2010, 2009, and 2008

The W Group, Inc. Notes to Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

The W Group, Inc.

Wood Dale, IL

We have audited the accompanying consolidated balance sheets of The W Group, Inc. and subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of The W Group, Inc. and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Chicago, Illinois

May 3, 2011

The W Group, Inc.

Consolidated Balance Sheets

December 31, 2010 and 2009

(Dollar amounts in thousands except per share amounts)

	2010	2009

ASSETS
CURRENT ASSETS
Cash	$—	$—
Accounts receivable, net	16,282	28,540
Inventories	32,168	31,167
Prepaid and other	1,028	495
Deferred income taxes	687	585

Total current assets	50,165	60,787

PROPERTY AND EQUIPMENT, NET	2,883	3,330
OTHER NONCURRENT ASSETS	2,305	1,469

TOTAL ASSETS	$55,353	$65,586

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Cash overdraft	$529	$649
Income taxes payable	619	1,290
Current maturities of long-term debt and capital lease obligations	2,226	2,218
Line of credit	21,633	22,409
Accounts payable	16,681	25,579
Accrued liabilities	2,211	1,549

Total current liabilities	43,899	53,694

LONG-TERM OBLIGATIONS
Deferred revenue	189	—
Deferred income taxes	233	290
Long-term debt and capital lease obligations, net of current maturities	5,676	7,815

TOTAL LIABILITIES	49,997	61,799

Contingencies and Commitments

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value: 3,500,000 shares authorized; 1,444,444 shares issued and outstanding
Additional paid-in capital	7	7
Retained earnings	5,349	3,780

	5,356	3,787

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$55,353	$65,586

The accompanying notes are an integral part of these consolidated financial statements.

The W Group, Inc.

Consolidated Statements of Operations

Years Ended

December 31, 2010, 2009, and 2008

(Dollar amounts in thousands)

	2010	2009	2008

Net sales	$100,521	$82,902	$125,318
Cost of sales	83,894	66,520	107,419

Gross profit	16,627	16,382	17,899

Operating expenses
Engineering	3,846	2,721	3,305
Selling and service	5,465	4,519	5,979
General and administrative	3,250	3,065	4,407

Operating expenses	12,561	10,305	13,691

Operating income	4,066	6,077	4,208

Interest expense	2,131	2,303	2,794

Income before income taxes	1,935	3,774	1,414

Income tax provision	366	1,387	750

Net income	$1,569	$2,387	$664

The accompanying notes are an integral part of these consolidated financial statements.

The W Group, Inc.

Consolidated Statements of Stockholders’ Equity

December 31, 2010, 2009, and 2008

(Dollar amounts in thousands)

	Common Stock	Additional paid-in capital	Retained earnings	Total stockholders’ equity
Balance at December 31, 2007	$—	$7	$729	$736

Net income	—	—	664	664

Balance at December 31, 2008	—	7	1,393	1,400

Net income	—	—	2,387	2,387

Balance at December 31, 2009	—	7	3,780	3,787

Net income	—	—	1,569	1,569

Balance at December 31, 2010	$—	$7	$5,349	$5,356

The accompanying notes are an integral part of these consolidated financial statements.

The W Group, Inc.

Consolidated Statements of Cash Flows

December 31, 2010, 2009, and 2008

(Dollar amounts in thousands)

	2010	2009	2008
Cash flows from operating activities
Net income	$1,569	$2,387	$664
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred income taxes	(159)	38	348
Depreciation	988	984	672
Increase (decrease) in trade receivable allowances	246	(120)	103

(Increase) decrease in assets

Accounts receivable	12,012	(9,572)	5,826
Other receivables	—	—	124
Inventories	(1,001)	(4,861)	7,361
Prepaid and other	(533)	(72)	(312)
Other assets	76	360	169

Increase (decrease) in liabilities

Income taxes payable	(671)	1,234	(9)
Accounts payable	(9,255)	13,218	(12,010)
Accrued liabilities	463	(208)	(249)
Deferred revenue	189	—	—

Net cash provided by operating activities	3,924	3,388	2,687

Cash flows from investing activities
Purchases of property, plant and equipment	(541)	(363)	(579)
Increase in cash surrender value of life insurance	(42)	—	(16)

Net cash used in investing activities	(583)	(363)	(595)

Cash flows from financing activities
(Decrease) increase in cash overdraft	(120)	(718)	378
Net change in line of credit	(776)	(592)	(6,126)
Proceeds from long-term debt	95	—	11,100
Proceeds from sale leaseback of equipment	—	—	409
Payments on long-term debt and capital lease obligations	(2,226)	(1,645)	(6,512)
Cash paid for financing fees	(314)	(70)	(1,341)

Net cash used in financing activities	(3,341)	(3,025)	(2,092)

Change in cash	—	—	—
Cash at beginning of year	—	—	—

Cash at end of year	$—	$—	$—

Supplemental disclosures of cash flow information
Cash paid for interest	$1,899	$1,772	$2,825

Cash paid for income taxes	$1,196	$234	$268

Supplemental disclosure of noncash transactions
Deferred Financing Fees	$556	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

The W Group, Inc.

Notes to Consolidated Financial Statements

December 31, 2010, 2009, and 2008

(Dollar amounts in thousands)

1.	Business

The W Group, Inc. (“The W Group” or the “Company”) is a producer and distributor of high-performance, emission-compliant, power solutions for original equipment manufacturers of off-highway industrial equipment (industrial OEMs). The W Group’s power systems are primarily spark-ignited, which run on alternative fuels such as natural gas and propane. The Company designs, develops, manufactures, distributes and provides after-market support for the Company’s power solutions for industrial OEMs in a wide range of industries with a diversified set of applications.

Financial Accounting Standards Board (FASB) Accounting Standards Codification ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available and is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance.

The Company’s chief operating decision maker is the Chief Executive Officer. The Chief Executive Officer reviews financial information presented on a consolidated basis. The Company operates in one industry segment, which is the assembly and aftermarket support of power solutions for off-highway industrial equipment. Therefore, the Company has concluded that it has only one operating segment.

2.	Summary of significant accounting policies

Principles of consolidation

The consolidated financial statements include the accounts of The W Group, Inc., and its wholly-owned subsidiaries, Power Production, Inc., Power Great Lakes, Inc., Power Solutions, Inc., Power Global Solutions, Inc., Auto Manufacturing, Inc., Torque Power Source Parts, Inc., XISync, LLC, PSI International, LLC, and Power Properties, L.L.C. Collectively, these entities produce and distribute off-highway industrial engines and provide aftermarket support for the industrial engine market. All intercompany balances and transactions have been eliminated in the consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Subsequent events

In preparing the accompanying consolidated financial statements, we evaluated the period from December 31, 2010 through May 3, 2011, the date which the financial statements were issued, for material subsequent events requiring recognition or disclosure. As of December 31, 2010, the Company was not in compliance with the quarterly fixed charge coverage ratio and the quarterly senior debt leverage ratio covenants of its credit agreement (“Prior Credit Agreement”), which includes the Company’s revolving line of credit (discussed in Note 3) and Term Notes A and B (collectively, the “Term Notes”) (discussed in Note 4). On January 20, 2011, the Company received a waiver from the bank for these defaults effective as of that date.

On March 30, 2011, the Company’s Board of Directors approved a dividend of $224 to two of the Company’s stockholders. The dividend is a noncash transaction and arises from previously issued loans to two stockholders. The loans receivable due from the stockholders have been classified as an offset of Additional Paid-in Capital on the Company’s balance sheet. The dividends were paid in the form of releasing the two stockholders from the repayment of the loans receivable. Accordingly, no cash is required to be exchanged in connection with the dividend, and there is no effect on stockholders’ equity as the loans receivable have been previously classified as an offset of Additional Paid-in Capital.

On April 29, 2011, Power Solutions International, Inc. (formerly known as Format, Inc.) (“PSI Inc.”) completed a reverse merger transaction (“Reverse Merger”) in which PSI Merger Sub, Inc., a Delaware corporation that was newly-created as a wholly-owned subsidiary of PSI Inc., merged with and into The W Group, Inc. The W Group remained as the surviving corporation of the Reverse Merger and became a wholly-owned subsidiary of PSI Inc. Pursuant to the Reverse Merger agreement, in exchange for all of the outstanding shares of common stock of The W Group held by the three stockholders of The W Group at the closing of the Reverse Merger, PSI Inc. issued an aggregate 10,000,000 shares of PSI Inc. common stock and 95,960.90289 shares of PSI Inc. preferred stock to the three stockholders of The W Group. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) section 805, “Business Combinations” The W Group is considered the accounting acquiror in the Reverse Merger. The W Group is considered the acquiror for accounting purposes, and will account for the exchange transaction as a reverse acquisition, because The W Group’s former stockholders received the greater portion of the voting rights in the combined entity and The W Group’s senior management represents all of the senior management of the combined entity. The Company expects that the acquisition will be accounted for as the recapitalization of The W Group since, at the time of the acquisition, PSI Inc., was a company with minimal assets and liabilities. Consequently, the assets and liabilities and the historical operations that will be reflected in PSI Inc.’s consolidated financial statements will be those of The W Group and will be recorded at the historical cost basis of The W Group.

Concurrently with the closing of the Reverse Merger, PSI Inc. and The W Group entered into a purchase agreement (“Private Placement”) whereby PSI Inc. completed the sale of an aggregate of 18,000 shares of PSI Inc. preferred stock together with private placement warrants representing the right to purchase an aggregate of 24,000,000 shares of PSI Inc. common stock, subject to certain limitations on exercise, and also issued a Warrant to purchase common stock of PSI Inc. to ROTH Capital Partners, LLC in connection with the Private Placement. The shares of PSI Inc. preferred stock issued in the Private Placement are initially convertible into an aggregate of 48,000,000 shares of PSI Inc. common stock, subject to certain limitations and conditions. In consideration, PSI Inc. and The W Group received proceeds of $18,000 before estimated transaction fees, costs and expenses of approximately $4,800 in connection with the Reverse Merger and Private Placement.

On April 29, 2011, in connection with the closing of the Reverse Merger, PSI Inc. and The W Group entered into a loan and security agreement with Harris, N.A., (“Harris Agreement”) which replaced the existing loan and security agreement that The W Group had with its senior lender prior to the closing of the Reverse Merger. Pursuant to the Harris Agreement, among other things, the maximum loan amount was reduced from the maximum loan amount under The W Group’s Prior Credit Agreement to reflect The W Group’s repayment in full of its two previously outstanding term loans under the Prior Credit Agreement and the financial covenants under the Prior Credit Agreement were replaced with a new fixed charge coverage ratio covenant. The Harris Agreement provides for borrowings up to $35.0 million under a Revolving Line of Credit (“Line of Credit”) which is scheduled to mature on April 29, 2014. The Harris Agreement is collateralized by substantially all of the assets of PSI Inc. PSI Inc. is required to meet certain financial covenants, including a minimum monthly fixed charge coverage ratio and a limitation on annual capital expenditures. The Harris Agreement also contains customary covenants and restrictions applicable to PSI Inc., including agreements to provide financial information, comply with laws, pay taxes and maintain insurance, restrictions on the incurrence of certain indebtedness, guarantees and liens, restrictions on mergers, acquisitions and certain dispositions of assets, and restrictions on the payment of dividends and distributions. In addition, the Harris Agreement requires cash accounts to be held with Harris N.A. The cash deposits are swept by Harris N.A. daily and applied against the outstanding Line of Credit.

Under the Harris Agreement: (a) PSI Inc. is a party to the Harris Agreement and pledged all of its shares of The W Group to Harris N.A. as collateral for the line of credit; (b) there are no term loans; (c) the Line of Credit bears interest at Harris’ prime rate (3.25% at December 31, 2010) plus an applicable margin ranging from to 0% to 0.50% or, at PSI Inc.’s option, a portion of the Line of Credit can be designated to bear interest at LIBOR plus an applicable margin ranging from 2.00% to 2.50%; (d) the limitation on annual capital expenditures was increased from the limitation under The W Group’s Prior Credit Agreement; (e) a maximum quarterly senior debt leverage ratio, which was included in the Prior Credit Agreement was eliminated; and (f) a fixed charge coverage ratio similar to the fixed charge coverage ratio in the Prior Credit Agreement was included, except that, this fixed charge coverage ratio under the Harris Agreement excludes historical debt service on the Term Notes (as discussed below) and certain other one-time expenses.

Revenue recognition

The W Group recognizes revenue upon transfer of title and risk of loss, which is when products are shipped, provided there is persuasive evidence of an arrangement, the sales price is fixed or determinable and management believes collectability is reasonably assured. At the request of a customer, the Company may enter into a bill and hold arrangement, whereby the Company will recognize a sale under the same terms and conditions as any other sale, except that the products are held by the Company until the customer initiates the shipment of the product from the Company’s premises. Transfer of title and risk of loss pass to the customer at the time the bill and hold sale is recognized. Any product that has been sold under a bill and hold arrangement is segregated from the Company’s owned inventory.

The Company’s returned goods from customers are nominal.

The Company classifies shipping and handling charges billed to customers as revenue. Shipping and handling costs paid to others are classified as a component of cost of sales when incurred.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are due under normal trade terms requiring payment within 30 to 150 days from the invoice date.

The W Group records an allowance for doubtful accounts for amounts due from third parties that are not expected to be collected. The Company estimates the allowance for doubtful accounts based upon historical experience and management review of specific customer balances. The activity in the Company’s allowance for doubtful accounts is as follows:

	2010	2009

Balance, beginning of year	$411	$531
Charged to expense	4	72
Write-offs	(75)	(192)

Balance, end of year	$340	$411

Inventories

Inventory consists primarily of engines and parts. Engines are valued at the lower of cost plus estimated freight-in, as determined by specific serial number identification or market value. Parts are valued at the lower of cost (first-in, first-out) plus freight-in, or market value. The components of inventory were as follows at December 31:

	2010	2009

Raw material	$26,156	$28,385
Finished	6,012	2,782

Total	$32,168	$31,167

When necessary, the Company writes down the valuation of its inventory in an amount equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future demand and market conditions.

Property, plant and equipment

	2010	2009

Building and improvements	$1,899	$1,882
Office furniture and equipment	2,633	2,551
Warehouse tooling and equipment	3,314	3,142
Transportation equipment	431	365
Construction in progress	160	130

	8,437	8,070
Accumulated depreciation	(5,814)	(5,000)

Property, plant and equipment, net	2,623	3,070
Land	260	260

Total	$2,883	$3,330

Property, plant and equipment are recorded at cost. The Company computes depreciation using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of their estimated useful lives or the period from the date the assets are placed in service to the end of the initial lease term. Depreciation expense totaled $988, $984, and $672 for the years ended December 31, 2010, 2009, and 2008, respectively.

Depreciation of equipment acquired under a capital lease is provided using the straight line method over the shorter of the useful life of the equipment or the duration of the lease. The related depreciation for capital lease assets is included in depreciation expense. The carrying value of property under capital lease was $456 and $741 at December 31, 2010 and 2009, respectively, net of accumulated depreciation of $1,148 and $869, respectively.

Repairs and maintenance costs are charged directly to expense as incurred. Major renewals or replacements that substantially extend the useful life of an asset are capitalized and depreciated.

Estimated useful lives by major asset category are as follows:

Asset	Life (in years)

Buildings	39
Office furniture and equipment	8
Warehouse equipment and tooling	3-8
Transportation equipment	5
Leasehold improvements	8-10
Property under capital lease	3-8

Long-lived assets

Long-lived assets, such as property, plant and equipment and land, are evaluated for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. If such review indicates that the carrying amount of long-lived assets is not recoverable, the carrying amount of such assets is reduced to fair value. There were no adjustments to the carrying value of long-lived assets during the years ended December 31, 2010 and 2009.

Other noncurrent assets

Other assets consist primarily of deferred emissions certification costs, loan origination fees and deferred financing expenses which are amortized over the periods for which benefits are expected to be realized.

The Company is required to certify that certain engines sold comply with various emissions laws, in accordance with regulations issued by the Environmental Protection Agency (EPA) and the California Air Resources Board (CARB). Once issued, the emissions certifications for these engines are typically valid for periods of three to five years. The costs of obtaining the emissions certificates are classified as other assets and expensed through operating expenses over the estimated life of the respective certificate. Deferred emissions classified as noncurrent assets totaled $523 and $517 at December 31, 2010 and 2009, respectively. Estimated annual amortization of deferred emissions as of December 31, 2010 is as follows:

2011	$481
2012	474
2013	49

$1,004

Loan origination fees are classified as assets and amortized over the lives of the related loans of three to five years. Unamortized loan fees totaled $558 and $788 at December 31, 2010 and 2009, respectively, net of accumulated amortization of $872 and $642, respectively. Amortization expense related to loan origination fees and classified as interest expense was $230, $502 and $350 for the years ended December 31, 2010, 2009, and 2008, respectively. Estimated annual amortization of amounts deferred as of December 31, 2010 is as follows:

2011	$220
2012	220
2013	118

$558

Deferred financing expenses represent costs incurred in connection with the Reverse Merger discussed in the Subsequent events section above. Deferred financing costs incurred were $870 at December 31, 2010.

Cash overdrafts

Under the Company’s cash management system, cash overdraft balances exist for the Company’s primary disbursement accounts. These overdrafts represent uncleared checks in excess of cash balances in the related bank accounts. Funds are transferred, from borrowings on our line of credit, to cover cash overdrafts on an as-needed basis to pay for clearing checks.

Warranty costs

The Company offers a standard limited warranty on the workmanship of its products that in most cases covers defects for a period of (i) one year from the date of shipment or (ii) six months from the date products are placed into service, whichever occurs first. Warranties for certified emission products are mandated by either the EPA and or the CARB and will be longer than the Company’s standard warranty on certain emission related products. The Company’s products also carry limited warranties from suppliers. Costs related to supplier warranty claims are borne by the supplier. The Company’s warranties apply only to the modifications it makes to supplier base products. The Company charges the estimated costs of warranty programs against income at the time products are shipped to customers. The Company assesses the warranty exposure using historical experience to estimate the remaining liability.

Research and development costs

The W Group expenses research and development costs when incurred except for initial emission certification costs which are capitalized and amortized over the estimated life of the certification. Research and development costs classified within engineering expenses in the consolidated statements of operations, consist primarily of wages related to engineering work and approximated $3,005, $2,387, and $2,623 for the years ended December 31, 2010, 2009, and 2008, respectively.

Concentrations

The W Group maintains cash balances in various accounts at one financial institution in the Midwest. Interest-bearing accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250 per institution and per depositor. In addition, FDIC insurance on noninterest-bearing accounts is unlimited through December 31, 2012. At December 31, 2010, the Company had no uninsured cash balances.

The W Group is exposed to potential credit risks associated with its accounts receivable. The Company performs ongoing credit evaluations of its customers and does not require collateral on its accounts receivable. The Company has not experienced significant credit-related losses to date.

Two customers (“Customer A”, and “Customer B”) individually accounted for more than 10% of the Company’s sales during one or more years for 2008 through 2010. Customer A represented 19%, 25% and 21% of consolidated net sales in 2010, 2009, and 2008, respectively. Customer B represented 11% of consolidated net sales in 2008.

Three customers (“Customer A” referred to above, “Customer C” and “Customer D”) individually accounted for more than 10% of consolidated accounts receivable at December 31, 2010 or 2009. At December 31, 2010 and 2009, Customer A represented 12% and 43% of consolidated accounts receivable. Customer C represented 14% of consolidated accounts receivable at December 31, 2010, and Customer D represented 12% and 15% of consolidated accounts receivable at December 31, 2010 and 2009, respectively.

Two vendors (“Vendor A” and “Vendor B”) individually accounted for more than 10% of the Company’s purchases during one or more years for 2008 through 2010. Vendor A accounted for 31%, 39% and 39% of the Company’s purchases in 2010, 2009, and 2008, respectively. Vendor B accounted for 16% of the Company’s purchases in 2010.

Fair value of financial instruments

The Company’s financial instruments include accounts receivable, accounts payable, letters of credit, notes payable and capital lease obligations. The carrying amounts of accounts receivable and accounts payable approximate fair value because of their short-term nature. The carrying value of the line of credit, notes payable and capital lease obligations approximate fair value because the interest rates fluctuate with market interest rates or the fixed rates are based on current rates offered to the Company for debt with similar terms and maturities.

The Company maintained an interest-rate risk management strategy that used derivative instruments to minimize significant unanticipated earnings fluctuations caused by interest-rate volatility. The W Group’s goal was to lower the cost of borrowed funds designated to bear interest based upon the London InterBank Offered Rate (LIBOR). During 2007, the Company entered into an interest rate swap agreement related to its prior debt facility. The differential to be paid or received on the swap agreement was accrued as interest rates changed. The agreement was set to expire in August 2009 and had a fixed rate of 5.24%. The notional amount of the swap was $15,000. On July 15, 2008, the swap agreement was extinguished in conjunction with the Company’s debt refinancing. Upon extinguishment, a loss of $424 was realized.

Self-funded insurance

The W Group is self-insured for certain costs of its employee health insurance plan, although the Company obtains third-party insurance coverage to limit its exposure. The Company maintains a stop-loss insurance policy with individual and aggregate stop-loss coverage.

Income taxes

The W Group accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured pursuant to tax laws using rates expected to apply to taxable income in the years in which The W Group expects those temporary differences to be recovered or settled. The Company recognizes the effects of a change in income tax rates on deferred tax assets and liabilities in its consolidated statements of operations in the period that includes the enactment date. The W Group records a valuation allowance to reduce the carrying amounts of deferred tax assets when, in the opinion of management, it is more likely than not that such assets will not be realized.

In determining the provision for income taxes, The W Group uses an annual effective income tax rate based on annual income, permanent differences between book and tax income and statutory income tax rates. The effective income tax rate also reflects the Company’s assessment of the ultimate outcome of tax audits. The W Group adjusts its annual effective income tax rate as additional information on outcomes or events becomes available. Discrete events such as audit settlements or changes in tax laws are recognized in the period in which they occur. The W Group reduces its net tax assets for the estimated additional tax and interest that may result from tax authorities disputing uncertain tax positions the Company has taken. During interim reporting periods, income tax provisions are based upon the estimated annual effective tax rate of those taxable jurisdictions where The W Group conducts business.

New accounting pronouncements

Revenue Recognition—In September 2009, the FASB reached a consensus on Accounting Standards Update (ASU) No. 2009-13, “Revenue Recognition (Topic No. 605)—Multiple-Deliverable Revenue Arrangements,” (ASU 2009-13). ASU 2009-13 modifies the requirements that must be met for an entity to recognize revenue from the sale of a delivered item that is part of a multiple-element arrangement when other items have not yet been delivered. ASU 2009-13 eliminates the requirement that all undelivered elements must have either: (i) vendor-specific objective evidence (VSOE) or (ii) third-party evidence (TPE), before an entity can recognize the portion of an overall arrangement consideration that is attributable to items that already have been delivered. In the absence of VSOE or TPE of the standalone selling price for one or more delivered or undelivered elements in a multiple-element arrangement, entities will be required to estimate the selling prices of those elements. Overall arrangement consideration will be allocated to each element (both delivered and undelivered items) based on their relative selling prices, regardless of whether those selling prices are evidenced by VSOE or TPE or are based on the entity’s estimated selling price. The residual method of allocating arrangement consideration has been eliminated. Early adoption is permitted. This new update is effective for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Based on the current nature of the Company’s operations, The W Group does not expect the adoption of this requirement will have a material effect on its consolidated financial statements.

3.	Line of credit

Our primary sources of liquidity are cash flows from operations, principally collections of customer accounts receivable and borrowing capacity under our revolving credit facility. Our existing and historical financing arrangements require that cash received by us be applied against our revolving line of credit. Accordingly, we do not maintain cash or cash equivalents on our balance sheet, but instead fund our operations through borrowings under our revolving line of credit.

Prior to August 20, 2009, the Company’s Prior Credit Agreement with a bank that provided for borrowings up to $37,500 bearing interest at the bank’s prime rate plus an applicable margin ranging from -0.25% to 0.00%. At the Company’s option, a portion of the line could have been designated to bear interest at LIBOR plus an applicable margin ranging from 2.25% to 2.50%. On August 20, 2009, the Prior Credit Agreement was amended to provide borrowings up to $29,000, bearing interest at the bank’s prime rate (3.25% at December 31, 2010 and 2009), plus an applicable margin ranging from 2.25% to 2.50%. At The W Group’s option, a portion of the line can be designated to bear interest at LIBOR, subject to a 2.00% floor, plus an applicable margin ranging from 3.25% to 3.50%. At December 31, 2010 and 2009, the entire outstanding balance of $21,633 and $22,409, respectively had been designated to bear interest at LIBOR. The unused line balance was $7,367 and $6,591 at December 31, 2010 and 2009, respectively. The interest rate on the line of credit was 5.50% at December 31, 2010 and 2009.

The line of credit of the Prior Credit Agreement is scheduled to mature on July 15, 2013, and is cross-defaulted with Term Notes A and B discussed below and collateralized by substantially all business assets. Borrowings under the line of credit of the Prior Credit Agreement are restricted by borrowing base calculations, as defined in the agreement. In addition, the Company is required to meet certain financial covenants, which include a minimum quarterly fixed charge coverage ratio, a maximum quarterly senior debt leverage ratio, and a limitation on annual capital expenditures. The Prior Credit Agreement also contains customary requirements and restrictions applicable to us, including agreements to provide financial information, comply with laws, pay taxes and maintain insurance, restrictions on the incurrence of certain indebtedness, guarantees and liens, restrictions on mergers, acquisitions and certain dispositions of assets, and restrictions on the payment of dividends and distributions.

As of December 31, 2010, the Company was not in compliance with the quarterly fixed charge coverage ratio and the quarterly senior debt leverage ratio covenants of the Prior Credit Agreement. On January 20, 2011, the Company received a waiver from the bank for the events of non-compliance.

4.	Long-term debt

Long-term debt consisted of the following at December 31:

	2010	2009

Term Note A	$5,638	$7,237
Term Note B	2,100	2,220
Notes payable	86	—
Capital lease obligations	78	576

	7,902	10,033
Less current maturities	2,226	2,218

Total	$5,676	$7,815

Term Note A is payable in quarterly installments ranging from $213 to $629 plus interest at the prime rate plus an applicable margin of 4.25%, with the balance of the note due on July 13, 2013. At the option of the Company, a portion of this note can be designated to bear interest at LIBOR plus an applicable margin of 6.00%. At December 31, 2010, none of the outstanding balance had been designated to bear interest at LIBOR. The note is collateralized by substantially all business assets and cross-defaulted with the line of credit and Term Note B. The note is subject to the financial covenants discussed in Note 3. The interest rate was 7.50% at December 31, 2010 and 2009.

Term Note B is payable in quarterly installments of $30 plus interest at the prime rate plus an applicable margin ranging from 2.00% to 2.25%, with a balloon payment of $1,800 due at maturity on July 15, 2013. At the option of the Company, a portion of this note can be designated to bear interest at LIBOR plus an applicable margin ranging from 3.75% to 4.00%. At December 31, 2010, none of the Company’s outstanding balance had been designated to bear interest at LIBOR. This note is collateralized by substantially all business assets and cross-defaulted with the line of credit and Term Note A. The note is subject to the financial covenants discussed in Note 3. The interest rate was 5.5% at December 31, 2010 and 2009.

The capital lease obligation is due in 2011. The capital lease obligations at December 31, 2010 and 2009 had interest rates from 9.15% to 9.25%.

At December 31, 2010, the future maturities of long-term debt, excluding capitalized leases, consisted of the following:

2011	$2,148
2012	2,375
2013	3,288
2014	11
2015	2

Total	$7,824

5.	Leases

The W Group leases certain buildings and transportation equipment under various noncancelable operating lease agreements that contain renewal provisions. Rent expense under these leases approximated $1,436, $1,439 and $1,400 for the years ended December 31, 2010, 2009, and 2008, respectively.

The future minimum lease payments due under operating leases by fiscal year at December 31, 2010, were as follows:

Operating Leases

2011	$1,184
2012	396
2013	45
2014	5

$1,630

The W Group also leases equipment under a capital lease maturing in 2011. The present value of the future minimum lease payments for this capital lease is $78.

6.	Defined contribution plan

The W Group sponsors a retirement savings plan for employees meeting certain eligibility requirements. Participants may choose from various investment options and can contribute an amount of their eligible compensation annually as defined by the plan document, subject to Internal Revenue Code limitations. The plan is funded by participant contributions and discretionary Company contributions. The Company made no discretionary contributions during 2010, 2009, or 2008.

7.	Income taxes

The provision for income taxes and the reconciliation of the income tax provision at the U.S. federal income tax rate of 34 percent to the actual effective tax rate were as follows as of December 31:

	2010		2009		2008
	Amount	Percent	Amount	Percent	Amount	Percent

Federal statutory rate	$658	34.0%	$1,283	34.0%	$481	34.0%
State income tax, net of federal effect	76	3.9	133	3.5	65	4.6
Research tax credits	(260)	(13.4)	(180)	(4.8)	(70)	(4.9)
Settlement of tax audits	—	—	—	—	178	12.6
Other, net	(108)	(5.6)	151	4.0	96	6.7

Tax provision	$366	18.9%	$1,387	36.7%	$750	53.0%

Deferred taxes are the result of differences between the bases of assets and liabilities for financial reporting and income tax purposes. Deferred tax assets and liabilities consisted of the following as of December 31:

	2010	2009

Allowances and bad debts	$295	$168
Accrued warranty	114	82
Accrued legal fees	13	54
Accrued vacation	175	136
Deferred revenue	49	—
Other	41	63
Estimated R&D credit carryforward	—	82

Total current deferred tax assets	687	585

Tax depreciation in excess of book	(233)	(290)

Total deferred tax liabilities	(233)	(290)

Net deferred tax assets	$454	$295

The current and deferred tax provision components are as follows:

	2010	2009	2008

Current tax expense
Federal	$418	$1,152	$221
State	107	197	33

	525	1,349	254

Deferred tax expense (benefit)
Federal	(112)	33	430
State	(47)	5	66

	(159)	38	496

	$366	$1,387	$750

At December 31, 2010 and 2009, there was no deferred tax valuation allowance, as the Company believed it was more likely than not that earnings will be sufficient to realize the deferred tax assets.

Effective for its fiscal year ended December 31, 2007, the Company has complied with FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (codified in FASB ASC Topic 740, Income Taxes), which requires that income tax positions must be more likely than not to be sustained based solely on their technical merits in order to be recognized. The Company has recorded no liability for uncertain tax positions. The Company has elected to record interest and penalties from unrecognized tax benefits in the tax provision.

The W Group files a consolidated income tax return in the U.S. federal jurisdiction and in various states. Because of closure of an Internal Revenue Service examination, The W Group is no longer subject to U.S. federal income tax examinations for years prior to 2008. The W Group believes that it is no longer subject to state income tax examinations for years prior to 2007.

8.	Contingencies and commitments

The Company is involved in various legal proceedings arising in the normal course of conducting business. The resolution of such proceedings is not expected to have a material effect on the Company’s consolidated results of operations or financial condition.